Exhibit 10.31

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NO. 4 TO

TECHNOLOGY LICENSE AGREEMENT

(PROJECT PHOENIX)

This Amendment No. 4 (“Amendment No. 4”) dated as of August 19, 2005 (the “Amendment No. 4 Effective Date”) to that certain Technology License Agreement dated January 25, 2004 (the “Original Agreement”) by and between ANOTO AB, a company incorporated under the laws of Sweden (“Anoto”), ANOTO GROUP AB, a company incorporated under the laws of Sweden (“Anoto Group”) and LEAPFROG ENTERPRISES, INC., a company incorporated under the laws of Delaware (“LeapFrog”). Each of Anoto, Anoto Group, LeapFrog are referred to as a “Party”, and collectively as the “Parties”. Capitalized terms not defined in this Amendment No. 4 will have the meaning ascribed to them in the Original Agreement.

BACKGROUND

The Parties entered into the Original Agreement as of January 25, 2004.

The Parties desire to amend the Original Agreement in order to (1) enable LeapFrog to use Licensed Anoto Technology in a Licensed Product which has limited functionality and a lower royalty rate and (2) allow LeapFrog appropriate access to certain Anoto Technology in view of the increased integration of Licensed Anoto Technology into LeapFrog products.

Based on the foregoing, and in consideration of the mutual promises and covenants set forth below and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. The following additional definitions are hereby added to the Original Agreement:

“Level 1 Licensed Products” means the following two categories of Licensed Products: (1) a Licensed Product that has the ability to [*] but does not have the ability to [*] and (2) a Licensed Product that has the ability to [*] but does not have the ability to [*].

“Level 2 Licensed Product” means a Licensed Product that has the ability to [*] but does not have [*] functionality beyond the foregoing.

2. Amendment to Schedule G of the Original Agreement. A new Section 7 is hereby added to Schedule G of the Original Agreement as follows:

7. Royalties for Level 1 Licensed Products and Level 2 Licensed Products. The provisions of Sections 1, 2 and 4 of Schedule G shall not apply to Level 1 Licensed Products and Level 2 Licensed Products. LeapFrog shall pay an IPR Royalty of [*] for each Level 1 Licensed Product sold by LeapFrog. LeapFrog shall pay an IPR Royalty of [*] for each Level 2 Licensed Product sold by LeapFrog. LeapFrog may offer to end users an add-on device which converts a Level 1 Licensed Product to a Level 2 Licensed Product (a “Converter”). LeapFrog shall pay an IPR

Royalty of [*] for each Converter sold by LeapFrog. The foregoing royalty obligations shall not apply to [*] In particular, there shall be no royalty obligations with respect to [*] Content sold for use with Licensed Products having capabilities [*] is subject to the LeapFrog Content Royalty according to the Original agreement. The IPR Royalties under this Section 7 of Schedule G will be deducted against the Advance Royalties paid under Section 5 of this Schedule G.

3. Escrow Considerations. The parties acknowledge that Anoto and LeapFrog have been negotiating a technology escrow agreement pursuant to the provisions of Section 11.4 of the Original Agreement. The parties agree that the escrow agreement will provide that, in addition to a release of the Deposit Materials in the event of an Anoto Bankruptcy Event, LeapFrog will be entitled to a release of the Deposit Materials upon the occurrence of the following event: Anoto or Anoto Group materially breaches the executed version of the Agreement for Mutual Maintenance and Support under the Technology License Agreement and fails to cure such material breach within thirty (30) days of written notice thereof. For the avoidance of doubt, the license rights under Section 11.4(h) shall apply equally to Licensed Products, Level 1 Licensed Products and Level 2 Licensed Products.

4. Anoto will under an SSOW according to the Master Agreement For Subsequent Statements Of Work Under The Technology License Agreement develop and optimize the [*] in Level 1 and 2 Licensed Products including the portions of [*] to meet the specifications set out in Exhibit A, “Limited Camera System Specifications”. To make performance enhancements, RAM/ROM memory use modifications, API modifications and other modifications as may be useful in system integration Anoto will invite Leapfrog expertise to provide assistance as required. In case Anoto cannot make the limited camera system for Level 1 and 2 Licensed Products meet the Limited Camera System Specifications, Anoto and Leapfrog shall in good faith negotiate if and how Leapfrog shall have limited access to limited parts of the APR source code to make necessary modifications to meet said specifications.

In addition, the parties agree to work in good faith toward allowing LeapFrog access to selected [*] and selected [*] which LeapFrog identifies as [*]. (The [*] and [*] are referred to herein as the “Highly Sensitive Information.”) The following provisions shall apply with respect to any Highly Sensitive Information shared with LeapFrog: (i) LeapFrog shall maintain a log of all persons accessing or using the Highly Sensitive Information and shall make such log available to Anoto upon written request; (ii) the Highly Sensitive Information shall not be accessed by any third parties or consultants; (iii) the Highly Sensitive Information shall be installed only on a non-networked computer system which is password protected, and all files will be password protected; (iv) LeapFrog shall prevent telephone or other remote access to the Highly Sensitive Information from other locations; (v) all hardcopy produced from the Highly Sensitive Information must be labeled “Highly Confidential” and must be shredded after use; and (vi) the building in which LeapFrog uses the Highly Sensitive Information shall have restricted access twenty-four (24) hours a day. All backup copies made of the Highly Sensitive Information must be labeled “Highly Confidential” and must be stored in a locked, secure locations.

Leapfrog will at a defined time approve or reject the performance and manufacturability of the system according the specifications and schedule in Exhibit A.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[*] shall not apply to Level 1 Licensed Products and/or Level 2 Licensed Products. For the avoidance of doubt, the Anoto Licensed Technology contained in Level 1 Licensed Products and Level 2 Licensed Products shall be covered under the terms of the Agreement for Mutual Maintenance and Support under the Technology License Agreement.

5. Limitation of Liability for Level 1 Licensed Products and/or Level 2 Licensed Products. A new Subsection (h) is hereby added to Section 14.2 of the Original Agreement as follows:

(h) For Claims for indemnity with respect to Level 1 Licensed Products and Level 2 Licensed Products, the total liability of Anoto Group for any single Claim will be limited to [*]. In the event multiple Claims arise in any one calendar year, Anoto Group’s total liability for such multiple Claims will be limited to [*] If a Claim arises after the termination of this Agreement, then [*] [*] shall not be counted as royalties received by Anoto Group for purposes of calculating the liability cap of Section 14.2(d). Likewise, amounts paid under Claims for [*] shall not count toward the liability cap of Section 14.2(d).

6. Future Engineering Support. Anoto will provide engineering support for the following modifications to the Licensed Anoto Technology, at LeapFrog’s request: (a) [*], (b) [*], (c) [*] and (d) [*] and (e) adjustments to optimize production (f) other modifications or enhancements that LeapFrog may request. All such work shall be set forth in a mutually agreed upon statement of work setting forth the deliverables timeframe for deliver, timeframe for acceptance and mutually agreed upon rates, which shall be reasonable.

7. Joint Platform. Any and all modifications or improvements to the Joint Platform created pursuant to the work performed under the statement of work set forth in Exhibit A shall be deemed a part of the Joint Platform. Any and all other Updates and Upgrades to the Joint Platform are addressed in Section 6.8 of the Original Agreement.

8. Future Discussions. Leapfrog acknowledges that use of Licensed Anoto Technology beyond the scope of the license grant in the Original Agreement will require additional license rights and that Anoto is willing to negotiate such a license.

9. Effective of this Amendment. Except as expressly set forth herein, the Original Agreement shall remain in full force and effect in accordance with its terms.

10. Miscellaneous. This Amendment No. 4, the Original Agreement and all other duly executed, written amendments to the Original Agreement represent the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to the subject matter hereof.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the authorized representatives of each of the parties have executed and delivered this Amendment No 4 as of the Effective Date.

LEAPFROG ENTERPRISES, INC.		ANOTO AB

By:	/s/ Jim Marggraff	By:
	Jim Marggraff, EVP Worldwide Content		Christer Fåhraeus, Chairman

By:	/s/ Mike Houlahan	By:	/s/ Örjan Johansson
	Mike Houlahan, VP of Business		Örjan Johansson, EVP Business
Development Development

Address for Notices:		Address for Notices:
	6401 Hollis Street, Suite 100 Emeryville, CA 94608 USA Fax: (510) 420-5011 Attention: Corporate Counsel		Scheelevägen 19 C 223 70 Lund, SWEDEN Fax: +46 46 540 12 02 Attention: Chief Executive Officer

ANOTO GROUP AB

By:
Christer Fåhraeus, Chairman

Address for Notices:
Scheelevägen 19 C 223 70 Lund, SWEDEN Fax: +46 46 540 12 02 Attention: Chairman

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

Schedule and Specifications of the camera system

To be developed and mutually agreed upon by the parties.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.